QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 20, 2003

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Slide containing non-GAAP financial measure reconciliation information relating to VTR GlobalCom S.A. ("VTR") posted on UnitedGlobalCom's (the "Company's") web site in connection with a presentation by the Company to attendees of a conference at Bank of America Securities on May 20, 2003.

Item 9. Regulation FD Disclosure.

        On May 20, 2003, at a presentation to attendees of a conference hosted by Bank of America Securities, the Company will present slides relating to the financial performance and condition of the Company. In connection with this presentation, the Company will post on its web site a slide with non-GAAP financial measure reconciliation information relating to VTR, the Company's 100% owned Chilean operation. A copy of the slide presentation to be given at the conference and a copy of the slide containing non-GAAP financial measure reconciliation information relating to VTR are posted on the Company's web site at http://www.unitedglobal.com. A copy of the slide containing the non-GAAP financial measure reconciliation information relating to VTR is attached as Exhibit 99.1 hereto.

        Limitation on Incorporation by Reference.    In accordance with General Instruction B.2 of Form 8-K, the information in this Item 9 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ VALERIE L. COVER Valerie L. Cover Vice President and Controller

Date: May 20, 2003

EXHIBIT INDEX

99.1	Slide containing non-GAAP financial measure reconciliation information relating to VTR, posted on the Company's web site in connection with a presentation by the Company to attendees of a conference at Bank of America Securities on May 20, 2003.

QuickLinks

  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX